Exhibit 10.8

[Translation of Chinese original]

Technical Support and Related Service Agreement

This agreement is entered into by the following parties on June 7, 2004 in Beijing, the People’s Republic of China (the “PRC”):

Party A:	Beijing Novel-Tongfang Digital TV Technology Co., Ltd., a limited liability company duly incorporated and validly existing under the PRC laws, whose registered office is at Jingmeng Hi-Tech Building B, Room 402, No.5, Shangdi East Road, Haidian District, Beijing and its legal representative is Jianhua Zhu;

Party B:	Beijing Super TV Co., Ltd., a wholly foreign owned enterprise duly incorporated and validly existing under the PRC laws, whose registered office is at Jingmeng Hi-Tech Building B, 4/F, Room 406, No.5, Shangdi East Road, Haidian District, Beijing and its legal representative is Jianhua Zhu;

Whereas:

(1)	Party A, a company mainly engaged in digital TV business, has entered into agreements with several TV stations at various places in China to provide the services related to general integration of digital TV system platforms, including conditional access systems, or the CAS;

(2)	Party B is mainly engaged in providing services related to digital TV, including software development and technical support and so on (the “Relevant Services”);

(3)	Party A needs Party B to provide Party A and its customers the Relevant Services hereunder, to support Party A’s various existing and future business and operations; and Party B is also willing to provide Party A and its customers with such Relevant Services.

NOW THEREFORE, both Parties, on the basis of equality and mutual benefits and through friendly consultations, agree as follows:

1.	Relevant Services

1.1	Party B shall provide Party A and its customers with the Relevant Services hereunder as follows:

(1)	to provide Party A and its customers technical support upon Party A’s requests;

(2)	to provide Party A and its customers technical training upon Party A’s requests; and

(3)	to provide Party A labor services, including:

a.	to provide labor services for Party A’s marketing activities, and

b.	to provide Party A’s customers product/software maintenance and configuration services upon Party A’s requests.

1.2	Both Parties acknowledge that the Relevant Service hereunder shall not go beyond the normal scopes of both Parties’ business operations nor involve with any matters prohibited or restricted by the PRC law.

1.3	The Parties agree that, for the purpose of any Relevant Services provided by Party B to Party A’s customers at Party A’s requests Party A shall be responsible for entering into the Relevant Services contracts with its customers (including obtaining any authorizations and consent for the Relevant Services from Party A’s outsourcing customers) and arranging certain general matters such as market promotions and customer relation liaisons.

1.4	The effective term of this Agreement shall be fifteen years, and may be renewed one month before the expiration with both Parties’ consent, provided for no material modifications in the terms and conditions of the renewed agreement.

1.5	Party A covenants that, in the effective term of this Agreement, it shall not enter into any agreements or make any arrangements with any persons or corporations to purchase the same Relevant Services as those provided by Party B hereunder.

2.	Basic Principles for Party B Providing Relevant Services

2.1	The Relevant Services provided by Party B to Party A pursuant to this Agreement are premium services in the commercial activities between the enterprises, and thus Party B is entitled to collect certain reasonable fees for such Relevant Services on the basis of fair market values pursuant to Article 4 hereof, while Party A shall perform its payment obligations pursuant to the same Article 4 hereof.

2.2	Party A agrees that the price for Relevant Services provided by Party B to Party A hereunder shall be no less than that for the same or similar services of software system maintenance provided by Party B to any other third parties.

2.3	The Relevant Services hereunder shall be applicable to the purposes agreed upon by both Parties from time to time and shall be in compliance with the relevant rules of safety, quality and environment protection stipulated by the government or any regulatory authorities of the industry. Where there are no such applicable rules by the government or authorities, any applicable standards of safety, quality or environment protection generally accepted in the industry shall apply.

2.4	In the process of Party B providing the Relevant Services hereunder, Party A shall make its best efforts to provide Party B with all reasonable and necessary assistance and convenience, including but not limited to assist Party B in obtaining approvals and consents (if any) necessary for the Relevant Services from the regulatory authorities of the industry or any other applicable authorities.

2.5	In the event of any accidents or errors in the process of the Relevant Services, Party B shall:

(1)	take all remedial actions to minimize such errors and any damages to Party A; and

(2)	make its best efforts to correct any mistakes or errors in the Relevant Services so as to ensure the Relevant Services in compliance with the applicable standards.

2.6	In the event that any Relevant Services hereunder fail to be implemented in full or in part due to Party A’s failure to provide the fundamental conditions that are supposed to be provided by Party A in compliance with Party B’s technical requirements and conditions as well as the standards promulgated by the applicable regulatory authorities of the industry or due to the fact that the fundamental conditions provided by Party A are not in compliance with this Agreement, Party B shall not be held responsible for any of such events, unless Party A can prove that the failure of, or the difficulty in, implementing such Relevant Service results from any material errors, negligence or omission of Party B or any of its employees.

3.	Service Level

3.1	Party B shall constantly enhance its service quality and provide Party A with continuous and satisfactory services, unless under the following situations:

(1)	Improper operations by Party A’s employees or its customers’ employees (including any temporary staff employed by Party A or any of its customers);

(2)	Any delay or loss caused by force majeure; or

(3)	Party A or its customers’ consent to lower the service quality.

4.	Relevant Services Fees

4.1	Both Parties agree that the charges for the Relevant Services provided hereunder (the “Service Fees”) shall be determined by both Parties under the principles of fairness and reasonableness in the following way:

On the basis of fair market values, the Service Fees shall be determined by the specific content and quality of each item of the Relevant Services and settled instantly on each of such items (no later than five business days after such item of the Relevant Services is provided by Party B), or settled at any other date as agreed upon by both Parties. The Service Fees shall include all relevant taxes and shall be paid in RMB by cash, checks or wire transfers.

4.2	In the event that Party A fails to pay certain Service Fees within thirty days after receiving the written invoice, Party B may declare by itself the termination of this Agreement.

4.3	Any declaration by Party B on the termination or suspension of this Agreement pursuant to 4.2 hereof shall not affect any rights and obligations previously possessed or assumed by each Party and/or by both Parties hereunder.

4.4	Before any of the Relevant Services is provided, Party A shall, if requested by Party B in writing, pay a portion of the Service Fees in advance on the basis of certain percentage of the Services Fees agreed upon by both Parties.

5.	Intellectual Properties and Confidentiality

5.1	Without Party B’s consent, Party A may not dispose at its own discretion any data or information provided by Party B in the process of the Relevant Services, nor disclose such data or information to any third parties (except for necessary disclosures to relevant customers for the purpose of the reasonable performance of any obligations hereunder).

5.2	Without the other Party’s prior written consent, no Party may disclose to any third parties any commercial secrets or know-hows learned from the other Party during the performance of this Agreement (except for necessary disclosures to relevant customers for the purpose of the reasonable performance of any obligations hereunder).

5.3	Both Parties further agree that, during the process of Party B providing Relevant Services hereunder, any commercial information provided by Party A to Party B, including but not limited to all the market information (whether material or immaterial) provided to Party B in respect of the Relevant Services, shall be jointly owned by both Parties. Such commercial information includes but is not limited to any customers lists, pricing information, product sales channels, business records, financial and accounting books, operation records, statistics data, user’s manuals, maintenance guidebooks, training handbooks, whether recorded in written forms or not, computer software, hardware or any other forms.

5.4	Any Party may disclose to the public any information herein or other related issues under the following circumstances or within the following range, even though such information can be otherwise deemed as confidential elsewhere:

(1)	any disclosures required by the laws of any competent jurisdictions;

(2)	any disclosures necessary for the execution or performance of this Agreement;

(3)	any disclosures required by the rules or provisions of any local government authorities or regulatory authorities or stock exchanges governing any Party hereto;

(4)	any disclosures to any Party’s professional advisors or banks;

(5)	any information known in public due to other reasons than violating disclosures by any Party hereto; or

(6)	any aforesaid disclosures authorized or permitted by the Party who owns such data, materials, commercial secrets or technical know-hows.

5.5	The confidential obligations under this Article hereof shall survive for two more years after this Agreement is terminated for any reasons.

6.	Representations, Warranties and Covenants

6.1	Party A hereby makes its representations, warranties and covenants to Party B as follows:

(1)	It has full rights, powers and capacities to execute and perform this Agreement, and has obtained all the approvals, permissions and authorizations for such execution and performance. This Agreement shall be legally and effectively binding on Party A upon execution;

(2)	Before the expiration, or any early termination decided by both Parties in writing, of this Agreement, it shall make all its reasonable efforts to maintain its legal status of a Chinese legal person and keep valid for all of its approvals, permissions, authentifications and authorizations (if any) issued by any Chinese administrative authorities, self-regulatory organizations of the industry, Chinese or international quality appraisers as well as product manufacturers. Where any of such documentations becomes invalid or needs to be changed,, Party A shall send a timely notice to Party B, with whom it shall consult to seek solutions;

(3)	During the term of this Agreement, without Party B’s prior written consent, Party A shall not spin off or transfer to any third parties any of its existing businesses, nor jointly operate such businesses with any third parties;

(4)	Party A’s execution and performance of this Agreement constitute no violation of any legal documents that are binding upon Party A, including its articles of association or other contracts and agreements it has executed; and

(5)	Party A shall take all necessary actions in assisting Party B to perform its obligations hereunder.

6.2	Party B hereby makes its representations, warranties and covenants to Party A as follows:

(1)	Party B has full rights, powers and capacities to execute and perform this Agreement, and has obtained all the approvals, permissions and authorizations for such execution and performance. This Agreement shall be legally and effectively binding upon Party B upon execution; and

(2)	Party B’s execution and performance of this Agreement constitute no violation of any legal documents that are binding upon Party B, including its articles of association or other contracts and agreements it has executed.

7.	Liabilities for Breach of Contract

7.1	If any Party hereto has any of the following situations, it constitutes a breach of this Agreement:

(1)	Violates any material obligations hereunder; or

(2)	Violates any material undertakings or covenants hereunder.

7.2	Both Parties warrant to each other, whether this Agreement is terminated or not, without prejudice to the rights of compensation for damage enjoyed by one Party, the defaulting Party shall, upon the request of the non-breaching Party, compensate the non-breaching Party the following:

(1)	A certain amount, to make good the non-breaching Party’s losses as if the defaulting Party did not breach this Agreement;

(2)	For the non-breaching Party’s direct or indirect losses resulting from the breach of the defaulting Party (including but not limited to reasonable litigation fees, arbitration fees and attorney’s fees paid by the non-breaching party thus).

7.3	Any Party who fails to exercise or delays in exercising its rights hereunder shall not be deemed to waive such rights, and the exercise of such rights in part shall not preclude its exercise in full in the future.

8.	Force Majeure

8.1	“Force Majeure” means those events that cannot be reasonably controlled, forecasted or even if they were forecasted but cannot be avoided, and these events preclude, affect or delay any party’s fulfillment of all or part of obligations hereunder. These events include but are not limited to earthquake, typhoon, flood, fire, intentional damage, war, riot, strike, government control, serious epidemic disease or other similar events.

8.2	In the event that any Party fails to perform or delays in performing its obligations hereunder due to any force majeure, such Party shall be exempted from any liabilities for breach of contract.

8.3	In the event that any force majeure event happens, the affected Party shall, if possible, notify the other Party of such event promptly and provide evidencing documents to explain the details of this event and reasons why the obligations cannot be fulfilled in part or in full or delays to fulfill this Agreement within ten days. If any Party fails to perform this informing obligation and has caused losses to the other Party due to nonperformance, such Party shall indemnify the other Party for the losses. After the force majeure ends, any Party who has been affected by the force majeure and failed to perform its obligations hereunder shall make its best efforts to resume its performance of the obligations hereunder.

9.	Settlement of Disputes and Governing Laws

9.1	Consultations

If there are disputes arising from the interpretation or implementation of this Agreement, both Parties shall, after one Party notifies the other Party of the disputing event, settle them by consultations at first on the basis of that keeping them confidential and not damaging both Parties’ original rights and obligations. If the dispute cannot be solved within thirty days upon notification or a longer period agreed upon by both Parties in writing, it shall be settled pursuant to 9.2 and 9.3 hereof.

9.2	Arbitration Rules

Any dispute arising hereof or related hereto, including the existence, effectiveness or termination hereof shall be submitted to arbitration in Beijing. The dispute shall be arbitrated before the China International Economic and Trade Arbitration Committee (hereinafter referred to as “CIETAC”) in accordance with its arbitration rules then effective, and the arbitration award is final and exclusive.

9.3	Procedures

In addition to CIETAC arbitration rules, the arbitration shall be proceeded as follows:

(1)	The arbitral tribunal shall have three (3) arbitrators. Each Party appoints one arbitrator, and the third arbitrator shall be appointed jointly by both Parties. If both Parties cannot reach a consensus on the appointment of the third arbitrator, it shall be appointed by CIETAC and act as the presiding arbitrator of the arbitral tribunal.

(2)	The arbitration award is final and binding upon both Parties.

(3)	Unless otherwise stated in the arbitration award, the arbitration fees shall be borne by the losing party in accordance with CIETAC arbitration rules then effective.

(4)	In the course of arbitration, both Parties shall continue to perform their respective obligations hereunder (except for those obligations subject to arbitration).

9.4	The conclusion, effectiveness, interpretation and performance of this Agreement as well as the settlement of disputes are governed by the PRC law.

10.	Integrity and Severability

10.1	This Agreement constitutes the complete agreement concerning the transaction contemplated herein and supersedes any offers, covenants, explanations, interpretations and other communications previously made by any Party hereto for the purpose of entering into this Agreement.

10.2	If any provision hereof is judged by a court or arbitration tribunal as invalid, illegal or unenforceable, the validity, legitimacy and enforceability of the remaining provisions herein shall not be affected.

11.	Miscellaneous

11.1	No Party hereto shall transfer or purport to transfer all or part of its rights or obligations hereunder, without the other Party’s written consent. This Agreement is also binding upon any successors or approved assignees of both Parties.

11.2	Any notices under this Agreement shall be made in writing and be delivered by registered mail, courier, DHL or similar express delivery companies, fax, telegraph, e-mail or other electronic communications. A notice shall be deemed to be delivered when arriving at recipients’ registered addresses. If delivered by registered mail, the receipt date on the mailing return is the date of arrival; if delivered by DHL or similar express companies, the date confirmed formally is the date of arrival; if delivered by fax, when the confirmation information is received from the fax machine, the delivery is deemed to be done; and if delivered by telegraph or e-mail, the next Business Day following delivery is the date of arrival.

11.3	This Agreement shall come into effect on the date when both Parties legally and officially execute this Agreement. Both Parties may make consultations and enter into any written supplement agreements for any issues uncovered by this Agreement. Any of such supplement agreements shall be an integral part of this Agreement and has equal legal effects;

11.4	This Agreement is written in Chinese with two original copies with equal legal effects. Each Party holds one copy.

In witness whereof, the Parties hereto have their authorized representatives execute this Agreement on date and place indicated at the Preamble hereof.

Party A: Beijing Novel-Tongfang Digital TV Technology Co., Ltd.
Legal/Authorized Representative:	/s/ Dong Li
(Seal)

Party B: Beijing Super TV Co., Ltd.
Legal/Authorized Representative:	/s/ Zengxiang Lu
(Seal)